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                                                                    EXHIBIT 10.5




                        BINDVIEW DEVELOPMENT CORPORATION

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN




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                        BINDVIEW DEVELOPMENT CORPORATION

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                               TABLE OF CONTENTS


                                                                                                                     Page
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1.       Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.       Effective Date of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
3.       Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
4.       Dedicated Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
5.       Grant of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
6.       Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
7.       Option Grant Size and Grant Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
8.       Option Price; Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
9.       Duration of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
10.      Amount Exercisable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
11.      Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
12.      Non-Transferability of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
13.      Termination of Directorship of Optionee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
14.      Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
15.      No Rights as Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
16.      No Obligation to Retain Optionee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
17.      Changes in the Company's Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
18.      Termination and Amendment of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
19.      Written Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
20.      Indemnification of Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
21.      Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
22.      Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
23.      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
24.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7




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                        BINDVIEW DEVELOPMENT CORPORATION

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         1. PURPOSE. The BindView Development Corporation 1998 Non-Employee Director Stock Option Plan (the "Plan") of BindView Development Corporation (the "Company") is for the benefit of members of the Board of Directors of the Company who, at the time of their service, are not employees of the Company or any of its affiliates, by providing them an opportunity to become owners of the Common Stock, no par value, of the Company (the "Stock"), thereby advancing the best interests of the Company by increasing their proprietary interest in the success of the Company and encouraging them to continue in their present capacity.

         2. EFFECTIVE DATE OF PLAN. The Plan is effective ________________, 1998, if within one year of that date it shall have been approved by the holders of at least a majority of the outstanding shares of voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of shareholders, or in either case by a consent in lieu of a meeting if permitted by the corporate charter, bylaws and applicable law.

         3. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the terms of the Plan, the Board shall have the power to construe the provisions of the Plan, Options, and Stock issued hereunder, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for administering the Plan as the Board deems desirable.

         4. DEDICATED SHARES. The total number of shares of Stock with respect to which initial grants (collectively, the "Options") may be granted under this Plan shall not exceed, in the aggregate, 100,000 shares; provided, that the class and aggregate number of shares of Stock which may be granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17. The shares of Stock may be treasury shares or authorized but unissued shares of Stock. In the event that any outstanding Option shall expire or is terminated or canceled for any reason, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option or Options under the Plan.

         5. GRANT OF OPTIONS. All Options granted under the Plan shall be Nonqualified Options which are not intended to satisfy the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended. No options shall be granted under the Plan subsequent to _____________, 200___.





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         6.      ELIGIBILITY.  The individuals who shall be eligible to receive
Options under the Plan shall be each member of the Board who is not an employee of the Company or any affiliate of the Company ("Eligible Director").

         7.      OPTION GRANT SIZE AND GRANT DATES.

         On the day the Eligible Director is first elected or appointed to be a director (whichever is applicable), the Eligible Director shall be granted an Option to purchase 20,000 shares of stock on the terms and conditions set forth herein. Notwithstanding the provisions of Section 17, the number of shares which may subsequently be awarded pursuant to this Section 7 shall not increase but may be decreased if appropriate under Section 17. If service of an Eligible Director who previously received an initial grant terminates and the Director is subsequently elected or appointed to the Board, that Director shall not be eligible to receive a second grant.

         If the General Counsel of the Company determines, in his sole discretion, that the Company is in possession of material, nonpublic information about the Company or any of its subsidiaries, he may suspend granting of the initial grant to each Eligible Director until the second trading day after public dissemination of that information, and the determination by the General Counsel that issuance of the Options is then appropriate.

         8. OPTION PRICE; FAIR MARKET VALUE. The price at which shares of Stock may be purchased by each Eligible Director (the "Optionee") pursuant to his initial grant, shall be 100% of the "Fair Market Value" of the shares of Stock on the date of grant of the initial grant.

         For all purposes of this Plan, the "Fair Market Value" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ National Market System; or (c) if the Stock is not listed on the NASDAQ National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated;
(d) for any Options issued prior to the initial public offering of the Stock, the initial public offering price; or (e) if none of the foregoing is applicable, the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or that amount as determined by the Board.

         9. DURATION OF OPTIONS. The term of each Option shall be ten years from the date of grant. No Option shall be exercisable after the expiration of ten years from the date the Option is granted.

         10. AMOUNT EXERCISABLE. Each Option hereunder shall become exercisable on a cumulative basis in 20% increments on and after each annual anniversary of the





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grant of the Option.  However, upon a Change of Control, each Option shall become immediately exercisable.  For this purpose, a Change of Control means
(i) the acquisition by any entity or group of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) the approval by the shareholders of the Company of any reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or (iii) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         11. EXERCISE OF OPTIONS. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, (b) Stock at its Fair Market Value on the date of exercise, (c) an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price, (d) any combination of (a), (b), or (c), and/or
(e) any other form which is acceptable to the Board, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Director certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Director's name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the option price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Director, at the address specified by the Eligible Director.

         Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

         12. NON-TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him. Notwithstanding any provision in this Plan to the contrary, an Eligible Director may transfer an Option to an





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Immediate Family Member or an entity controlled by an Eligible Director or an
Immediate Family Member, provided, however, no further transfer shall be made except by operation of law or a transfer back to such Eligible Director or such other transfer which may be approved by the Board. For this purpose "Immediate Family Member" means an Eligible Director's children, grandchildren or spouse, or a trust for the benefit of such Immediate Family Members.

         13. TERMINATION OF DIRECTORSHIP OF OPTIONEE. If, before the date of expiration of the Option, the Optionee shall cease to be a director of the Company, the Option shall terminate on the earlier of the date of expiration or 90 days after the date of ceasing to serve as a director. In this event, the Optionee shall have the right, prior to the termination of the Option, to exercise the Option if he was entitled to exercise immediately prior to ceasing to serve as a director.

         Upon the death or disability of the Optionee while serving as a director, his options shall become fully vested and, in the case of death his executors, administrators, or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration of the Option or 12 months following the date of his death, to exercise the Option, in whole or in part.

         14. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Company has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Company on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option, or the issuance of shares under it, to comply with any law or regulation of any governmental authority.

         15. NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by any Option until the date a stock certificate is issued for the Stock, and, except as otherwise provided in Paragraph 17 hereof, no





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adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

         16. NO OBLIGATION TO RETAIN OPTIONEE. The granting of any Option shall not impose upon the Company or its stockholders any obligation to retain or continue to retain any Optionee or nominate any Optionee for election to continue in his capacity as a director of the Company. The right of the Company, the Board of Directors, and the Stockholders to terminate the service of any Optionee as a director shall not be diminished or affected by reason of the fact that one or more Options have been or would be granted to him.

         17. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock with respect to which Options may be granted under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then available for grant, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

         If the Company is merged or consolidated with another corporation, or after any other corporate transaction described in Section 424(a) of the Code, while unexercised Options remain outstanding under the Plan, there shall be no acceleration of vesting of any outstanding Option (except as may be provided for in the Plan, an Option Agreement or except to the extent the Board waives some or all of the limitations set out in or imposed under this Plan or the individual Option Agreement) and after the effective date of the merger or consolidation, or other transaction described in Section 424(a) of the Code, as the case may be, each holder of an outstanding Option





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(both vested and unvested) shall be entitled, at the option of the surviving corporation, to (i) have his then existing Option assumed or have a new Option substituted for the existing Option by the surviving corporation to the transaction which is then employing him, or a parent or subsidiary of such corporation, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the substitution or assumption over the aggregate Option price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such substitution or assumption over the aggregate Option price of such shares, and (B) the assumed right under such existing Option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be, or (ii) receive upon any exercise of his Option, in lieu of the number of shares as to which the Option may be exercised as of the effective date of such merger or consolidation, or other transaction described in Section 424(a) of the Code, as the case may be, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the merger or consolidation if at the effective time of such merger or consolidation such optionee had been the holder of the number of shares of Stock equal to the number of shares to which the Option may be exercised as of the effective date of such merger or consolidation. In the alternative, the Board may cancel all outstanding Options as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale or other disposition.

         The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of it shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

         18. TERMINATION AND AMENDMENT OF PLAN. The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the initial grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder; and provided, further, to the extent required to qualify the Plan under Rule 16b-3, no amendment that would (a) materially increase the number of shares of the Stock that may be issued





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under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's stockholders.

         19. WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by the Chairman of the Board, the Vice Chairman, the President or any Vice President of the Company for and in the name and on behalf of the Company.

         20. INDEMNIFICATION OF BOARD. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Board of Directors against, and each member of the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Board of Directors, whether or not he continues to be a member of the Board of Directors at the time of incurring the expenses. However, this indemnity shall not include any expenses incurred by any member of the Board of Directors (a) in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Board of Directors and shall be in addition to all other rights to which a member of the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         21. FORFEITURES. Notwithstanding any other provision of this Plan, if, before or after termination of the Optionee's capacity as a director of the Company, there is an adjudication by a court of competent jurisdiction that the Optionee committed fraud, embezzlement, theft, commission of felony, or proven dishonesty in the course of his advisory relationship to the Company and its affiliates which conduct materially damaged the Company or its affiliates, or disclosed trade secrets of the Company or its affiliates, then any outstanding options which have not been exercised by Optionee shall be forfeited. In order to provide the Company with an opportunity to enforce this Section, an Option may not be exercised if a lawsuit alleging that an action described in





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
the preceding sentence has taken place until a final resolution of the lawsuit favorable to the Optionee.

         22. GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

         23. HEADINGS. Headings are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

         24. GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.





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